Exhibit 99.1

Neal Goldner

Investor Relations

Marriott Vacations Worldwide

407.206.6149

neal.goldner@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide

407.206.6278

ed.kinney@mvwc.com

Marriott Vacations Worldwide Announces Pricing of Convertible Senior Notes

ORLANDO, Fla. – January 28, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company,” “we,” “us,” or “our”) announced today the pricing on January 27, 2021 of the offering of $500 million aggregate principal amount of 0.00% convertible senior notes due 2026 (the “notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the initial purchasers of the notes an option to purchase up to an additional $75 million aggregate principal amount of the notes within a 13-day period beginning on, and including, the initial closing date. The offering of the notes, and the convertible hedge and warrant transactions described below, are expected to close on February 2, 2021, subject to customary closing conditions.

As previously announced, the Company has entered into a definitive agreement to acquire Welk Resorts, one of the largest independent timeshare companies in North America, for approximately $430 million, including approximately 1.4 million of our common shares, and the acquisition is expected to close in the second quarter of 2021. The Company expects to use the net proceeds from the Offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to the Company from the warrant transactions described below). We expect to use the remainder of the net proceeds from the Offering to (i) finance and consummate the acquisition of Welk Resorts, (ii) repay certain outstanding Welk Resorts debt, (iii) repay a portion of our term loan and (iv) in each case, pay transaction expenses and other fees in connection therewith, and to the extent of any remaining proceeds, for other general corporate purposes.

The notes will be the Company’s senior unsecured obligations and guaranteed on a senior unsecured basis by Marriott Ownership Resorts, Inc. and each of the Company’s subsidiaries that guarantees the Company’s existing corporate credit facility and senior notes. The notes will not bear interest, and the principal amount of the notes will not accrete. The notes will mature on January 15, 2026, unless earlier repurchased or converted. The initial conversion rate for the notes is 5.8476 shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $171.01 per share of the Company’s common stock), which represents an approximately 40.0% conversion premium over the last reported sale price of $122.15 per share of the Company’s common stock on The New York Stock Exchange on January 27, 2021.

Prior to the business day immediately preceding October 15, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will satisfy any conversion elections by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

In connection with the pricing of the notes, the Company has entered into privately negotiated convertible note hedge transactions with certain of the initial purchasers of the notes or their respective affiliates (the “hedge counterparties”). These transactions will cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of the Company’s common stock that will initially underlie the notes, and are expected generally to reduce the potential dilution to the Company’s common stock, and/or offset potential cash payments the Company is required to make in excess of the principal amount of converted notes, in each case, upon any conversion of the notes. Concurrently with entry into the convertible note hedge transactions, the Company has also entered into warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $213.7625 per share, which represents a 75% premium to the last reported sale price of the Company’s common stock on The New York Stock Exchange on January 27, 2021. The warrant transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price of the Company’s common stock exceeds the strike price of the warrants on one or more of the applicable expiration dates.

If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants and may use a portion of the proceeds from the sale of such additional notes, together with the proceeds from the sale of additional warrants, to enter into additional convertible note hedge transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the hedge counterparties (and/or their respective affiliates) have advised the Company that they expect to purchase shares of the Company’s common stock in secondary market transactions and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of the Company’s common stock shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. The hedge counterparties (and/or their respective affiliates) may also modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and are likely to do so following conversion of the notes, during any observation period related to a conversion of the notes or upon any repurchase of the notes). These hedging activities could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock or the notes.

The offer and sale of the notes and the common stock issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services.

Forward-Looking Statements

Information included in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this communication. We do not have any intention or obligation to update forward-looking statements after the date of this communication, except as required by law.

We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.